UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 2, 2010, we entered into a Purchase and Exchange Agreement, or Purchase Agreement, with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited, or, collectively, Deerfield, pursuant to which Deerfield agreed to purchase 11,000,000 shares of our common stock for a purchase price of $3.23 per share, or an aggregate purchase price of $35,530,000.

Warrants

In connection with a Facility Agreement we previously entered into with Deerfield on June 17, 2009, we issued Deerfield warrants to purchase an aggregate of 28,000,000 shares of our common stock at an exercise price of $5.42 per share, or Existing Warrants. Pursuant to the Purchase Agreement, we agreed to exchange Existing Warrants to purchase an aggregate of 16,200,000 shares of our common stock for new warrants, or New Warrants, to purchase a like number of shares of our common stock at an exercise price of $3.45 per share. The New Warrants will be exercisable beginning on the date that is six months after their issuance and will remain exercisable until June 17, 2013. Other than the provisions described above and certain provisions related to cashless exercise and early termination of the warrants, which are based on $5.16 per share in the Existing Warrants and $3.28 per share in the New Warrants, the New Warrants contain substantially the same terms as the Existing Warrants described in our Current Report on Form 8-K filed on June 23, 2009.

Registration Rights Agreement

In accordance with the terms of the Purchase Agreement, we entered into a Registration Rights Agreement with Deerfield, dated June 2, 2010, or Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, we agreed to file a registration statement with the Securities and Exchange Commission on or prior to July 2, 2010, covering the resale of 27,200,000 shares of our common stock, which includes the 11,000,000 shares acquired by Deerfield under the Purchase Agreement and the 16,200,000 shares that Deerfield may acquire upon exercise of the New Warrants.

The foregoing summaries of the Purchase Agreement, the New Warrants and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to these agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Deerfield and we are also parties to the Facility Agreement, an earlier Registration Rights Agreement and related transactions described in our Current Report on Form 8-K filed on June 23, 2009.

We received the gross proceeds of $35,530,000 on June 7, 2010 for the sale of the shares of common stock and the issuance of the New Warrants described above.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02. We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the common stock, the New Warrants and the shares of common stock issuable pursuant to the New Warrants, or Warrant Shares. As part of executing the Purchase Agreement and receiving the common stock, the New Warrants and the Warrant Shares, Deerfield represented to us that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by Deerfield were being acquired solely for its account for investment and not with a view to or for sale or distribution of the common stock, the New Warrants or the Warrant Shares or any part thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Purchase and Exchange Agreement, dated June 2, 2010, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited.

10.2

Registration Rights Agreement, dated June 2, 2010, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited.

10.3	Form of Warrant to Purchase Common Stock of Arena.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 8, 2010	Arena Pharmaceuticals, Inc.

		By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Purchase and Exchange Agreement, dated June 2, 2010, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited.

10.2

Registration Rights Agreement, dated June 2, 2010, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited.

10.3	Form of Warrant to Purchase Common Stock of Arena.